Southwest Georgia Financial  Corporation                                SGB
201 First Street S.E.
Moultrie, GA 31768
PH: (229) 985-1120
FX: (229) 985-0251

News Release
INVESTOR AND MEDIA CONTACT:
George R. Kirkland
Senior Vice President and Treasurer
Phone: (229) 873-3830
gkirkland@sgfc.com

                           For Immediate Release

             Southwest Georgia Financial Corporation Announces
                      Record Annual Earnings for 2004

MOULTRIE, GEORGIA, January 31, 2005 -- Southwest Georgia Financial Corporation (AMEX: SGB), a full service community bank holding company, today reported record annual net income and record annual earnings per share for 2004. For the year, net income was $3.87 million compared with $2.48 million for 2003. Annual earnings per share on a diluted basis for 2004 were $1.18 compared with $.80 for 2003. Annual return on average assets and return on average equity for 2004 were 1.34% and 10.12%, respectively, compared with 1.03% and 7.46% for 2003.

At the end of 2004, total assets grew to $305.2 million from $246.2 million last year. Total loans increased to $99.9 million compared with $97.1 million at the end of 2003. The deposit level increased to $222.5 million at the end of the year, up $39.6 million from the end of 2003. The growth in assets and deposits was primarily attributed to the addition of Sylvester Banking Company.

DeWitt Drew, President and CEO commented, "2004 was a year of strong growth for the company as a result of the acquisition in February last year of First Bank Holding Company and its sole subsidiary, Sylvester Banking Company (SBC) and the continued development of our noninterest income businesses. Also, revenue from insurance, trust, and fees on deposit accounts increased compared with the previous year and non interest income represented over 32% of total revenue in 2004."

For the fourth quarter of 2004, net income was $906 thousand and earnings per diluted share were $.27 compared with net income of $1.019 million and earnings per diluted share of $.33 for the fourth quarter of 2003.
Increased revenue in the fourth quarter of 2004 was not enough to offset the higher expenses which caused the decline on a comparative basis to 2003's fourth quarter.

Mr. Drew stated, "Efficiencies from the merger have not yet been fully realized. Consequently, return on average equity for the fourth quarter of 2004 was 9.21% compared with 12.42% for the same period in 2003, and return on average assets for the quarter was 1.20%, down 47 basis points from the same period in 2003. We continue to make strides in our goal to make available to our SBC customers the same systems, services, and products currently available to our customers in other markets we serve."

Net interest income for the fourth quarter of 2004 increased to $2.57 million compared with $2.38 million for the same period in 2003. The additional net interest income can be primarily attributed to the Sylvester acquisition. However, the acquisition did have a negative impact on the Company's net interest margin. The Company's net interest margin was 3.90% for the fourth quarter of 2004, down 68 basis points from the same period a year ago. The decline in net interest margin is primarily due to lower yields on earning assets acquired with the SBC acquisition.

Noninterest income was $1.798 million for the fourth quarter, a 10 percent increase over the same period in 2003. Revenue from service charges on deposit accounts, trust services, retail brokerage services, and mortgage banking services all saw increases in the fourth quarter.

Noninterest expenses for the fourth quarter of 2004 were $3.087 million compared with $2.677 million in the fourth quarter of 2003. Much of the increase in noninterest expense is related to the operating costs of SBC.

During the third quarter of 2004, the Company declared a 20% stock dividend and a regular $0.13 per share quarterly cash dividend per common share. Throughout the year, the company paid regular $0.13 per share quarterly cash dividends. Mr. Drew commented, "The stock dividend reflects our confidence in the outlook for Southwest Georgia Financial and the quarterly cash dividends continued our long 76-year history of paying cash dividends." The dividend currently has a yield of approximately 2.3% at an annual dividend rate of $0.52 per share. The Company has approximately 3.3 million shares of common stock outstanding.

Shareholders equity increased nearly 20 percent to $39.4 million at year end. The increase in shareholders equity resulted from the growth in retained earnings, the issuance of stock for the acquisition of SBC and the repurchasing of stock from the open market. On a per share basis, book value at year end was $12.03, up from $10.83 compared with the same period in 2003.

The Company repurchased 1,796 shares during the quarter. Through the twelve months of 2004, the Company has repurchased 56,651 shares at an average price of $24.65 per share. Since the stock repurchase program began in January 2000, the Company has repurchased a total of 407,151 shares of its common stock at an average price of $17.77 per share. The price per share data and the numbers of shares repurchased are not adjusted for any stock splits or stock dividends.

Mr. Drew concluded, "We have historically had very stable sources of funding through a strong base of core deposits. Our investment portfolio structure continues to provide both liquidity and repricing opportunities giving us the flexibility we need in the event of a more rapid increase in interest rates. Our continued focus on cost discipline and maintaining relationships that are sources of stable core deposits are essential to our ability to continue to deliver value to our shareholders."

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $305 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, branch offices located in Baker County, Thomas County, and Worth County. The bank provides, in addition to conventional banking services, investment planning and management, trust management, mortgage banking and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which has offices in Colquitt and Mitchell Counties. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website:

                              www.sgfc.com.

This news release contains certain brief forward-looking statements concerning the Company's outlook. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect the Company's actual results and could cause actual results in the future to differ materially from those expressed or implied in any forward-looking statements included in this release: the ability of the bank to manage the interest rate environment, the success of reducing operating costs, overall economic conditions, customer preferences, the impact of competition, the ability to execute the strategy for growth. Additional information regarding these risks and other factors that could cause the Company's actual results to differ materially from our expectations is contained in the Company's filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, Southwest Georgia Financial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial tables follow.

                   SOUTHWEST GEORGIA FINANCIAL CORPORATION
               CONSOLIDATED STATEMENT OF CONDITION (unaudited)
                 (Dollars in thousands except per share data)

                                                December    December   December
                                                31, 2004    31, 2003   31, 2002
ASSETS
Cash and due from banks                         $  13,367  $  10,960  $  11,881
Interest-bearing deposits with banks                5,967         44      3,997
Federal funds sold                                      0          0      2,000
Investment securities available for sale           56,852     71,544     40,055
Investment securities held to maturity            116,046     54,696     65,150

Loans, less unearned income and discount           99,915     97,115    105,934
 Allowance for loan losses                         (2,507)    (2,338)    (1,900)
  Net loans                                        97,408     94,777    104,034

Premises and equipment                              6,830      5,655      5,434
Foreclosed assets, net                                 14      1,203      1,982
Intangible assets                                   3,206      2,038      2,361
Other assets                                        5,535      5,236      3,574
  Total assets                                  $ 305,225  $ 246,153  $ 240,468

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
 Noninterest-bearing                            $  36,399  $  27,904  $  28,925
 NOW accounts                                      52,914     35,319     36,113
 Money market                                      11,851     13,828     12,514
 Savings                                           28,081     18,201     18,193
 Certificates of deposit $100,000 and over         27,343     25,236     26,098
 Other time accounts                               65,900     62,388     68,080
  Total deposits                                  222,488    182,876    189,923

 Federal funds purchased                                0      2,000          0
 Other borrowings                                   8,000     10,000      2,400
 Long-term debt                                    30,517     13,691     11,041
 Accounts payable and accrued liabilities           4,776      4,598      3,782
  Total liabilities                               265,781    213,165    207,146

Shareholders' equity:
 Common stock - par value $1;  5,000,000 shares
  authorized; 4,262,520 shares issued (*)           4,263      3,303      3,300
 Additional paid-in capital                        31,188      7,172      7,134
 Retained earnings                                 12,627     29,555     28,403
 Accumulated other comprehensive income               525        721      1,189
  Total                                            48,603     40,751     40,026
Treasury stock - at cost (**)                      (9,159)    (7,763)    (6,704)
  Total shareholders' equity                       39,444     32,988     33,322
Total liabilities and shareholders' equity      $ 305,225  $ 246,153  $ 240,468

*    Common stock - shares outstanding          3,278,608  3,047,010  3,106,710
** Treasury stock - shares                        983,912    916,290    853,290

                   SOUTHWEST GEORGIA FINANCIAL CORPORATION
                  CONSOLIDATED INCOME STATEMENT (unaudited)
                 (Dollars in thousands except per share data)
                                                            For the Three Months
                                                             Ended December 31,
                                                              2004        2003
Interest income:
Interest and fees on loans                                $   1,719   $   1,722
Interest and dividend on securities available for sale          583         763
Interest on securities held to maturity                       1,206         706
Interest on federal funds sold                                    0           0
Interest on deposits with banks                                  50          10
  Total interest income                                       3,558       3,201

Interest expense:
Interest on deposits                                            668         563
Interest on federal funds purchased                               0           0
Interest on other borrowings                                     46          69
Interest on long-term debt                                      256         118
  Total interest expense                                        970         750

Net interest income                                           2,588       2,451
Provision for loan losses                                        18          67
Net income after provision for losses on loans                2,570       2,384

Noninterest income:
Service charges on deposit accounts                             386         359
Income from trust services                                       77          56
Income from retail brokerage services                            70          65
Income from insurance services                                  284         291
Income from mortgage banking services                           942         850
Net gain (loss) on the sale or abandonment of assets              3         (12)
Net gain on the sale of securities                                0           0
Other income                                                     36          22
  Total noninterest income                                    1,798       1,631

Noninterest expense:
Salary and employee benefits                                  1,682       1,446
Occupancy expense                                               156         104
Equipment expense                                               186         187
Data processing expense                                         166         136
Amortization of intangible assets                               161          81
Other operating expense                                         736         723
  Total noninterest expense                                   3,087       2,677

Income before income tax expense                              1,281       1,338
Provision for income taxes                                      375         319
Net income                                                $     906   $   1,019

Net income per share, basic                               $    0.28   $    0.33
Net income per share, diluted                             $    0.27   $    0.33
Dividends paid per share, basic & diluted                 $    0.13   $    0.11

Basic weighted average shares outstanding                 3,275,639   3,050,584

                   SOUTHWEST GEORGIA FINANCIAL CORPORATION
                  CONSOLIDATED INCOME STATEMENT (unaudited)
                 (Dollars in thousands except per share data)
                                                           For the Twelve Months
                                                             Ended December 31,
                                                              2004        2003
Interest income:
Interest and fees on loans                                $   7,002   $   7,309
Interest and dividend on securities available for sale        2,456       2,622
Interest on securities held to maturity                       4,247       3,149
Interest on federal funds sold                                   35           2
Interest on deposits with banks                                  81          43
  Total interest income                                      13,821      13,125

Interest expense:
Interest on deposits                                          2,482       2,721
Interest on federal funds purchased                               7           3
Interest on other borrowings                                    136         197
Interest on long-term debt                                      776         466
  Total interest expense                                      3,401       3,387

Net interest income                                          10,420       9,738
Provision for loan losses                                        92         517
Net income after provision for losses on loans               10,328       9,221

Noninterest income:
Service charges on deposit accounts                           1,554       1,290
Income from trust services                                      310         262
Income from retail brokerage services                           245         261
Income from insurance services                                1,102       1,002
Income from mortgage banking services                         3,612       3,447
Net gain (loss) on the sale or abandonment of assets           (280)     (1,846)
Net gain on the sale of securities                                3           0
Other income                                                    208         129
  Total noninterest income                                    6,754       4,545

Noninterest expense:
Salary and employee benefits                                  6,668       5,749
Occupancy expense                                               735         563
Equipment expense                                               660         582
Data processing expense                                         766         541
Amortization of intangible assets                               502         324
Other operating expense                                       2,742       2,508
  Total noninterest expense                                  12,073      10,267

Income before income tax expense                              5,009       3,499
Provision for income taxes                                    1,144       1,019
Net income                                                $   3,865   $   2,480

Net income per share, basic                               $    1.19   $    0.81
Net income per share, diluted                             $    1.18   $    0.80
Dividends paid per share, basic & diluted                 $    0.46   $    0.43

Basic weighted average shares outstanding                 3,258,124   3,072,242


                   SOUTHWEST GEORGIA FINANCIAL CORPORATION
                             Financial Highlights
                 (Dollars in thousands except per share data)
 At December 31                                      2004             2003
 Assets                                           $ 305,225        $ 246,153
 Loans, less unearned income & discount              99,915           97,115
 Deposits                                           222,489          182,876
 Shareholders' equity                                39,444           32,988
 Book value per share                                 12.03            10.83
 Loan loss reserve/loans                              2.51%            2.41%
 Nonperforming assets/total assets                    0.46%            0.90%

                                         Three Months Ended  Twelve Months Ended
                                             December 31,        December 31,
                                            2004      2003      2004      2003
 Net income                                $  906    $1,019    $3,865    $2,480
 Earnings per share, basic                   0.28      0.33      1.19      0.81
 Earnings per share, diluted                 0.27      0.33      1.18      0.80
 Dividends paid per share, basic & diluted   0.13      0.11      0.46      0.43
 Return on assets                           1.20%     1.67%     1.34%     1.03%
 Return on equity                           9.21%    12.42%    10.12%     7.46%
 Net interest margin (tax equivalent)       3.90%     4.58%     4.14%     4.61%

 Quarterly                      4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   4th Qtr
 Averages                         2004      2004      2004      2004      2003
 Assets                         $301,868  $292,596  $291,783  $265,964  $243,475
 Loans, less unearned income
  & discount                     101,250   103,876   104,993    98,702    96,598
 Deposits                        222,364   219,791   227,453   204,290   182,520
 Equity                           39,374    38,903    38,994    35,439    32,822
 Return on assets                  1.20%     1.12%     1.46%     1.62%     1.67%
 Return on equity                  9.21%     8.43%    10.89%    12.16%    12.42%
 Net income                     $    906  $    819  $  1,062  $  1,078  $  1,019
 Net income per share, basic    $   0.28  $   0.25  $   0.32  $   0.34  $   0.33
 Net income per share, diluted  $   0.27  $   0.25  $   0.32  $   0.34  $   0.33
 Dividends paid per share,
  basic & diluted               $   0.13  $   0.11  $   0.11  $   0.11  $   0.11